        Exhibit 99

  Form 3 Joint Filer Information

Name:    MedPath Investments, L.P.

Address:   c/o Wilson Sonsini Goodrich & Rosati, P.C.
    650 Page Mill Road
    Palo Alto, CA 94304

Designated Filer:   J. Casey McGlynn

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:   10/27/04

Signature:   By: /s/ J. Casey McGlynn, General Partner